EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 17, 2007, accompanying the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph about the adoption of Financial Accounting Standards Board Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,”) and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of The L.S. Starrett Company and subsidiaries on Form 10-K for the years ended June 30, 2007 and June 24, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of The L.S. Starrett Company on Forms S-8, (File No. 333-104123, effective March 28, 2005, File No. 333-101162, effective November 12, 2002 File No. 333-12997, effective September 27, 1996 and File No. 033-55623, effective October 15, 1994).

/s/ Grant Thornton LLP
Boston, Massachusetts
September 17, 2007